United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2015

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California 94080

(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:          (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

            On July 31, 2015, FNB Bancorp and America California Bank announced developments in the proposed merger of America California Bank with and into First National Bank of Northern California, a national banking association and wholly owned subsidiary of FNB Bancorp, in regard to their Agreement and Plan of Reorganization and Merger dated May 14, 2015 (the "Agreement"). All regulatory approvals required to consummate the proposed acquisition of America California Bank have been obtained. The merger application filed with the Office of the Comptroller of the Currency and the merger application filed with the Federal Deposit Insurance Corporation have both been approved, and the Board of Governors of the Federal Reserve System and the California Department of Business Oversight have each confirmed no objection to the proposed acquisition. In addition, the Agreement and proposed merger with FNB Bancorp and First National Bank of Northern California were approved by a vote of the holders of America California Bank common stock and preferred stock at a special meeting of shareholders held on July 31, 2015.

            Consummation of the transactions contemplated by the Agreement is expected to occur at a closing currently scheduled for September 4, 2015. The all-cash purchase price to be paid for the common and preferred shares at the closing is $10.60 per share, or approximately $21,510,000 in the aggregate. The closing remains subject to the satisfaction of other conditions specified in the Agreement and other matters customary for transactions of this type, including the filing and recordation of merger documents with the applicable regulatory agencies, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the California Department of Business Oversight and the California Secretary of State.

About FNB Bancorp and First National Bank of Northern California:

First National Bank of Northern California is based in South San Francisco, California and offers a full range of commercial banking and consumer products and services through 12 branch offices in San Mateo and San Francisco counties and in Sunnyvale, California. First National Bank of Northern California is the wholly owned subsidiary of FNB Bancorp.

FNB Bancorp common stock is traded in the over the counter market (OTCQB) under the symbol "FNBG." FNB Bancorp is subject to the annual, quarterly and other periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and a copy of the Agreement and Plan of Reorganization and Merger was filed with the Securities and Exchange Commission at www.sec.gov on a Form 8-K Current Report. For additional information about the proposed transaction, reference should be made to that Form 8-K, filed on May 15, 2015, as well as other information regarding FNB Bancorp, its business and the status of the proposed transaction as reported by FNB Bancorp from time to time in other filings with the SEC. America California Bank is not subject to the reporting requirements of the Act.

About America California Bank:

America California Bank was established as a California state-chartered bank in 1972 and provides commercial and consumer banking products and services from its headquarters at 417 Montgomery Street in downtown San Francisco. America California Bank common stock is traded in the over the counter market (OTCPink) under the symbol "ACAL."

Additional Information:

Additional information regarding FNB Bancorp and First National Bank of Northern California and its business may be obtained at the company website, www.FNBnorcal.com.

Additional information regarding America California Bank and its business may be obtained at the company website, www.ACBank.com.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: August 3, 2015	By: /s/ David A. Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer